UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2016

HISPANICA INTERNATIONAL DELIGHTS OF AMERICA, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-190788	46-2552550
State or other jurisdiction	Commission file number	I.R.S. Employer Identification No.
of incorporation or organization

575 Lexington Avenue, 4th Floor, New York, NY 10022

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (516) 867-8383

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1- Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

As disclosed in its report filed July 8, 2016, the Company entered into a Stock Purchase and Sale Agreement (“Purchase Agreement”) pursuant to which the Company acquired all of the issued and outstanding common stock of Energy Source Distributors, Inc., a California corporation (“ESD”) from its three shareholders. The Company is requiring additional time in order to consolidate and audit the financial statements of ESD as required by Item 9.01 of this Report and by Regulation S-X under the Securities Exchange Act of 1934, as amended. Consequently, the Company will be unable to file the audited financial statements when due on or about September 16, 2016. The Company expects to file the required financial statements within 90 days of the date of this Report at which time it will file an amended report containing the required financial statements.

Section 2- Financial Information

Item 2.01 Completion of Acquisition of or Disposition of Assets.

The information in Item 1.01 of this Report concerning the Purchase Agreement is incorporated herein and made a part of this Item 2.01.

Section 9- Financial Statement and Exhibits

Item 9.01 Financial Statement and Exhibits

The information in Item 1.01 of this Report concerning the Purchase Agreement is incorporated herein and made a part of this Item 9.01.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HISPANICA INTERNATIONAL DELIGHTS OF AMERICA, INC.

Dated: September 16, 2016	By: /s/ Fernando Oswaldo Leonzo
President and Chief Executive Officer